Exhibit 99.1

Kinder Morgan, Inc. Enters Into Agreement to Sell to Investor Group for $107.50 Per Share

HOUSTON, Aug. 28 /PRNewswire-FirstCall/ -- Kinder Morgan, Inc. (NYSE: KMI - News) today announced it has signed a definitive merger agreement under which Chairman and CEO Richard D. Kinder, together with other members of management, co-founder Bill Morgan, current board members Fayez Sarofim and Mike Morgan, and investment partners Goldman Sachs Capital Partners and certain affiliates, American International Group, Inc. and certain affiliates (principally AIG Financial Products and AIG Highstar Capital), The Carlyle Group and Riverstone Holdings LLC, ("Investor Group") will acquire KMI in a transaction valued at approximately $22 billion. This includes the assumption of approximately $7 billion of debt.

Under the terms of the agreement, KMI stockholders will receive $107.50 in cash for each share of KMI common stock they hold. The board of directors of KMI, on the unanimous recommendation of a special committee comprised entirely of independent directors, has approved the agreement and will recommend that KMI's stockholders approve the merger.

The purchase price represents a premium of approximately 27 percent over $84.41, the closing price of KMI stock on Friday, May 26, the last trading day before the Investor Group made its proposal to take the company private.

"We are proud to partner with this prominent group of private equity firms, all of which have proven records of success," said Kinder. "They share our goals and will be strong partners moving forward. I also want to thank our 8,300 employees for their efforts and the company's success and assure them that we will continue to focus on incentive programs that enable them to share in the company's future accomplishments."

Kinder, who will continue as Chairman and CEO following the close of the transaction, will reinvest all of his 24 million KMI shares. "This buyout reflects the confidence that senior management and the sponsors have in the potential of Kinder Morgan Energy Partners, L.P. (NYSE: KMP - News). KMI's ownership of the general partner of, and other partnership interests in, KMP represents KMI's largest asset," Kinder said.

The transaction is expected to be completed by early 2007, subject to receipt of stockholder approval and regulatory approvals, as well as the satisfaction of other customary closing conditions.

The transaction will be financed through a combination of equity contributed by the Investor Group, and debt financing provided by Goldman Sachs Credit Partners L.P. and affiliates of Citigroup Global Market Inc., Deutsche Bank Securities Inc., Wachovia Securities and Merrill Lynch, Pierce, Fenner & Smith Incorporated. There is no financing condition to the obligation of the Investor Group to consummate the transaction.

Morgan Stanley and The Blackstone Group L.P. are acting as financial advisors to the special committee, and have each delivered a fairness opinion. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to the special committee. Bracewell & Guiliani LLP is acting as legal advisor to the independent directors.

Goldman Sachs & Co. is acting as financial advisor to the Investor Group. Wachtell, Lipton, Rosen and Katz is acting as legal advisor to the private equity investors, and Weil, Gotshal and Manges LLP is acting as legal advisor to Richard Kinder and the other management investors. Simpson Thacher & Bartlett LLP is acting as legal advisor on the financing to the Investor Group.

Kinder Morgan, Inc. is one of the largest energy transportation, storage and distribution companies in North America. It owns an interest in or operates approximately 43,000 miles of pipelines that transport primarily natural gas, crude oil, petroleum products and CO2; more than 150 terminals that store, transfer and handle products like gasoline and coal; and provides natural gas distribution service to over 1.1 million customers. KMI owns the general partner interest of Kinder Morgan Energy Partners, one of the largest publicly traded pipeline limited partnerships in the United States. Combined, the companies have an enterprise value of more than $35 billion.

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1992, the GS Capital Partners Funds are part of the firm's Principal Investment Area in the Merchant Banking Division. Goldman Sachs' Principal Investment Area has formed 12 investment vehicles aggregating $35 billion of capital to date. With $8.5 billion in committed capital, GS Capital Partners V is the current primary investment vehicle for Goldman Sachs to make privately negotiated equity investments.

American International Group, Inc. (AIG), world leaders in insurance and financial services, is the leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In addition, AIG companies are leading providers of retirement services, financial services and asset management around the world. AIG's common stock is listed in the U.S. on the New York Stock Exchange as well as the stock exchanges in London, Paris, Switzerland and Tokyo. For further information on AIG see http://www.aig.com.

The Carlyle Group is a global private equity firm with $41.9 billion under management. Carlyle invests in buyouts, venture & growth capital, real estate and leveraged finance in Asia, Europe and North America, focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, healthcare, industrial, technology & business services and telecommunications & media. Since 1987, the firm has invested $19.7 billion of equity in 500 transactions for a total purchase price of $79.7 billion. The Carlyle Group employs more than 670 people in 15 countries. In the aggregate, Carlyle portfolio companies have more than $46 billion in revenue and employ more than 184,000 people around the world. See http://www.carlyle.com.

Riverstone Holdings LLC is a New York-based energy and power focused private equity firm founded in 2000 with $7 billion currently under management. Riverstone conducts buyout and growth capital investments in the midstream, upstream, power and oilfield service sectors of the energy industry. To date, the firm has committed more than $3 billion to over 20 investments across each of these four sectors, involving more than $15 billion of assets. For more information on Riverstone Holdings, see http://www.riverstonellc.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although it is believed that the expectations are based on reasonable assumptions, there can be no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan Inc.'s and Kinder Morgan Energy Partners, L.P.'s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission.

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, telephone (713) 369-9490, or from the Company's website, http://www.kindermorgan.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the Merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement for the Company's 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2006. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.